SPECIAL POWER OF ATTORNEY Exhibit 24

The undersigned, ROBERT E. FEIGER, does hereby constitute and appoint

BRETT R. WHITMIRE, of 5324 Seascape Lane, Plano, TX 75093, as his Attorney in

Fact to act for and in the name, place, and stead of ROBERT E. FEIGER, to make,

execute, and deliver any and all documents or instruments, and do and perform any and all things and actions, which ROBERT E. FEIGER might have done if personally present, which may be necessary or advisable in connection with the following:

To execute, deliver, and file all such documents and things, including, without limitation, reports and filings with the United States Securities and Exchange

Commission, Internal Revenue Service, and Nasdaq Stock Exchange, as may be required to be executed, delivered, and filed by ROBERT E. FEIGER in connection with the beneficial ownership by ROBERT E. FEIGER of securities of Diodes Incorporated.

The undersigned further grants to the attorney in fact full authority to act in any manner both proper and necessary to the exercise of the foregoing powers, including the full power of substitution or revocation, and ratifies every act that he may lawfully do or purport to do, or may have done or purported to have done, in connection with any of the foregoing.

Executed on MAY 2, 2024

/s/ROBERT E. FEIGER